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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             ---------------------

                             PMCC FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)

               Delaware                                  11-3404072
(State of incorporation or organization)    (I.R.S. employer identification no.)

           66 Powerhouse Road
       Roslyn Heights, New York                               11577
(Address of principal executive offices)                    (zip code)
                           ------------------------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of each exchange
         Title of each class                       on which each class
         to be so registered                       is to be registered
         ----------------------                    ---------------------------
         Common Stock, $.01 par value              American Stock Exchange
                                                   ("AMEX")

                          --------------------------

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A. (c)
(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c) (2), please check the following box. [ ]

                           -------------------------

      Securities to be registered pursuant to Section 12 (g) of the Act:

                                     None
                               (Title of class)


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Item 1.  Description of the Registrant's Securities to be Registered
         -----------------------------------------------------------

         The information required in response to this item is incorporated by reference to the prospectus included in the Company's Registration Statement on Form S-1 (Commission File No. 333-38783) filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.  Exhibits
         --------
Exhibit
No.             Description

*3.1    --      Certificate of Incorporation of the Registrant.

*3.2    --      By-laws of the Registrant.

*4.1    --      Specimen certificate for Registrant's Common Stock.

-------------
         Filed as exhibits to the Company's Form S-1 Registration Statement (No. 333-38783).


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.

Dated:   February 17, 1998

                                PMCC FINANCIAL CORP.



                                By: /s/ Ronald Friedman
                                       ----------------------------------------
                                       Ronald Friedman, Chief Executive Officer